                                                                    EXHIBIT 4.4

                               [LOGO FOR SATYAM]
                            SATYAM INFOWAY LIMITED
        (Incorporated under the Companies Act, 1956 on 12th December,
                      1995 as a Private Limited Company)
Registered Office 11nd Floor, Mayfair Trade Centre. 1-8-303/36. S.P. Road, Secunderabad-500 003.
                               SHARE CERTIFICATE

THIS IS TO CERTIFY that the person(s) named in this Certificate is/are the Registered Holder(s) of the within-mentioned share(s) bearing the distinctive number(s) herein specified in the above Company subject to the Memorandum and Articles of Association of the Company and that the amount endorsed hereon has been paid up on each such share.

                       Equity Shares  Each  of Rs.10/-
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                       Amount Paid Up Per Share Rs.10/-
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Reg. Folio No.                                  Certificate No.
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   Names(s) of Holder(s)
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No. of share(s) held
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Distinctive No(s)
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Given under the Common Seal of the Company this    day of     , 19__

                                 /s/ B. Ramalinga Raju    /s/ [Illegible]

[SEAL APPEARS HERE]              Director                 Director

                                                /s/ R. Ramaraj
                                               Authorised Signatory


Note: No transfer of any of the shares comprised in this certificate will be considered for registration unless accompanied by this certificate.

                         [BACK OF SHARE CERTIFICATE]

            Memorandum of transfers of shares mentioned overleaf
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                                                  Name(s) of                     Authorized
Date            Transfer no.    Register Folio    Transferees     Initials       Signatory
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